UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2024

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principal Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.
On March 11, 2024, Jack Henry & Associates, Inc. (the “Company”) announced the appointment of Shanon G. McLachlan as Senior Vice President and Chief Operating Officer of the Company, effective July 1, 2024.

Mr. McLachlan, age 57, currently serves as Vice President of the Company and as President of Credit Union Solutions (previously Symitar®), a position he has held since 2019. He joined Jack Henry in 2015 and served as Senior Managing Director of ProfitStars® from 2015 to 2019. Prior to joining Jack Henry, Mr. McLachlan held various leadership positions at a core systems company where he supported both banks and credit unions.

Mr. McLachlan has no family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. McLachlan is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. As a result of this appointment, it is expected that Mr. McLachlan’s compensation will be increased, but no decision as to the new compensation terms have been made as of the date of this filing.

Additional information regarding Mr. McLachlan’s appointment is detailed in the Company’s press release dated March 11, 2024, the text of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
Exhibits

Exhibit No.     Description
99.1                  Press Release dated March 11, 2024
104                 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	March 11, 2024	/s/ Mimi L. Carsley
Mimi L. Carsley
Chief Financial Officer and Treasurer